                                                                 EXHIBIT 10.11

                           FOURTH AMENDED AND RESTATED
                             SHAREHOLDERS AGREEMENT

          THIS FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this "Agreement"), dated as of September 18, 1996, is made by and among (i) DeCrane Aircraft Holdings, Inc., an Ohio corporation (the "Company"), and (ii) the several holders of the Company's securities listed on Schedule I hereto (the "Shareholders").

                             PRELIMINARY STATEMENTS:

          A. The Shareholders hold the numbers of Common Shares, without par value ("Common Shares"), Warrants to purchase Common Shares (the "Common Warrants"), Series A Convertible Preferred Shares, without par value ("Series A Shares"), Series B Convertible Preferred Shares, without par value ("Series B Shares"), Warrants to purchase Series B Shares (the "Series B Warrants"), Series C Convertible Preferred Shares, without par value ("Series C Shares"), the Series D Convertible Preferred Shares, without par value (the "Series D Shares") and the Series E Convertible Preferred Shares, without par value (the "Series E Shares"), (the Series A Shares, Series B Shares, Series C Shares, Series D Shares, and Series E Shares collectively the "Preferred Shares") (the Common Warrants and Series B Warrants, collectively the "Warrants").

          B. The Company and certain of the Shareholders executed that certain Amended and Restated Shareholders Agreement dated as of October 15, 1991, as amended (the "Amended and Restated Shareholders Agreement"), that certain Second Amended and Restated Shareholders Agreement dated as of November 2, 1994 (the "Second Amended and Restated Shareholders Agreement") and that certain Third Amended and Restated Shareholders Agreement dated as of February 20, 1996 (the "Third Amended and Restated Shareholders Agreement"), governing, among other things, the disposition and voting of the outstanding securities of the Company.

          C. The Company and the Shareholders desire to amend and restate the Third Amended and Restated Shareholders Agreement in its entirety by the execution of this Agreement.

                                   AGREEMENT:

          SECTION 1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

          (a) "COMMON EQUIVALENT SHARES" shall mean, as of any time, the aggregate number of Common Shares which would be outstanding (i) if all outstanding Preferred Shares and any other convertible securities were converted into Common Shares, (ii) the Warrants, if and to the extent then outstanding, were exercised to purchase Common Shares, all



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                                                                               2

at the respective conversion and exercise prices then in effect, and (iii) upon issuance of all Common Shares issuable upon exercise of options to purchase the same granted by the Company.

     (b) "EIT" shall mean Electra Investment Trust P.L.C., a corporation organized under the laws of the United Kingdom.

     (c) "ELECTRA" shall mean, collectively, EIT and Electra Associates.

     (d) "ELECTRA ASSOCIATES" shall mean Electra Associates, Inc., a Delaware corporation.

      (e) "ELIGIBLE SHAREHOLDER" shall mean any Shareholder, other than (i) in the case of Section 3 below, any Selling Shareholder, and (ii) in the case of
Section 5 below, a Shareholder or member of a group of Shareholders proposing to effect a disposition subject to said Section 5.

      (f) "NAS" shall mean NAS Partners I L.L.C., a Delaware limited liability company.

      (g)  "NASSAU" shall mean, collectively, NAS and Nassau Capital.

      (h) "NASSAU CAPITAL" shall mean Nassau Capital Partners L.P., a Delaware limited partnership.

      (i) "PROPORTIONATE PERCENTAGE" shall mean the PRO RATA percentage of Shares that an Eligible Shareholder shall be entitled to purchase pursuant to
Section 3 hereof, as the case may be. Such PRO RATA percentage, as to each Eligible Shareholder, shall be the percentage which expresses the ratio between the number of Common Equivalent Shares owned by such Eligible Shareholder and the number of Common Equivalent Shares owned by all Eligible Shareholders.

      (j) "QUALIFIED PUBLIC OFFERING" shall mean the closing of the initial underwritten public offering for Common Shares of the Company pursuant to a registration statement under the Securities Act, with proceeds to the Company of $25,000,000 or more, and valuing the total common equity of the Company upon completion of such offering at $55,000,000 or more.

      (k) "SECURITIES ACT" shall mean the United States Securities Act of 1933, as amended from time to time.

      (l) "SELLING SHAREHOLDER" shall mean any Shareholder, proposing to sell, transfer, assign, distribute, encumber or otherwise dispose of in any manner all or any portion of Shares, or any Shareholder who or which has delivered a



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                                                                               3

      Notice of Intention to Sell with respect to all or any portion of his or its Shares pursuant to Section 3 hereof.

           (m) "SHARES" shall mean Common Shares, Preferred Shares and Warrants, now or hereafter outstanding.

           (n)  "SHAREHOLDER" shall mean (i) each holder of Shares listed on
     Schedule I hereto and (ii) each other person who becomes bound by this Agreement, as contemplated by Sections 2 and 7 below.

          SECTION 2. RESTRICTIONS ON TRANSFER. Except for the exercise of certain put and call options set forth in the Common Shares Purchase Warrants granted by the Company to Internationale Nederlanden (U.S.) Capital Corporation, a Delaware corporation ("ING"), and The Provident Bank, a banking association organized under the laws of the State of Ohio ("Provident"), the exercise of a certain put option set forth in the Securities Purchase Agreement dated as of November 2, 1994 among the Company and Electra and certain affiliates of the Company (the "Electra Securities Agreement"), the exercise of a certain put option set forth in the Senior Subordinate Loan and Warrant Purchase Agreement as amended, by and among the Company, Banc One Capital Partners, L.P., an Ohio limited partnership, as successor by merger to Banc One Capital Partners Corporation, a Texas corporation, and certain affiliates of the Company (the "Loan Agreement"), the exercise of a certain put option set forth in the Securities Purchase Agreement dated as of February 20, 1996 between the Company and Nassau, and the exercise of a certain put option set forth in the Securities Purchase Agreement of even date herewith among the Company, Nassau and EIT, no Shareholder shall at any time during the term of this Agreement sell, transfer, assign, distribute, encumber or otherwise dispose of any Shares except:

          (a) by sale in accordance with Sections 3 or 5 (other than Nassau with respect to Section 5) below;

           (b) by transfer to an affiliate (as defined in Rule 405 under the Securities Act as of the date hereof) or distribution by a Shareholder which is a partnership to its partners or to the general partners of such partners; or

           (c) in the case of a Shareholder who is an individual, by transfer to the spouse or lineal descendants of such Shareholder, including, without limitation, transfers by bequest or devise or to a trust or trusts for the benefit of any of the foregoing that is managed by professional trustees acting in the ordinary course of their business.

          SECTION 3. RIGHT OF FIRST REFUSAL. (a) Subject to the terms and conditions of the Fourth Amended and Restated Registration Rights Agreement, dated as of the date hereof, among the Company and the other parties thereto (the "Fourth Amended



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                                                                               4

and Restated Registration Rights Agreement"), if a Shareholder wishes to sell all or any portion of the Shares owned by such Shareholder (other than a distribution pursuant to paragraph (b) or (c) of Section 2 hereof), such Shareholder (or the legal representative of such Shareholder, as the case may be), (the "Selling Shareholder"), shall promptly deliver a notice of intention to sell (a "Notice of Intention to Sell") to the Company, which notice shall set forth, in such Shareholder's good faith belief, the number of Shares to be sold and the proposed purchase price per Share and terms of sale. Upon receipt of a Notice of Intention to Sell, the Company shall have the right and option to elect to purchase all or part of said Shares, at the purchase price and on the terms stated in the Notice of Intention to .Sell, such election to be made by the Company. by written notice to the Selling Shareholder within 20 business days after receipt by the Company of such Notice of Intention to Sell from the Selling Shareholder (the "Acceptance Period") . If the terms stated in the Notice of Intention to Sell involve consideration other than cash, the value of the non-cash consideration shall be determined by agreement of the Company and the Selling Shareholder. or, absent such agreement, by an appraiser mutually acceptable to the Company and the Selling Shareholder, in which event the Company and the Selling Shareholder each shall bear one-half of the costs of compensating such appraiser.

          (b) If the Company fails to elect to purchase all of the Shares pursuant to paragraph (a) above, the Company shall immediately deliver to each Eligible Shareholder a copy of the Notice of Intention to Sell and a statement indicating the number of Shares not purchased by the Company and remaining available for purchase by the Eligible Shareholders, whereupon each Eligible Shareholder shall have the right and option to elect to purchase up to its Proportionate Percentage of said Shares not purchased by the Company, at the purchase price and on the terms stated in the Notice of Intention to Sell, such election to be made by such Eligible Shareholder by written notice to the Company within 20 business days after receipt by such Eligible Shareholders of such Notice of Intention to Sell from the Company (the "Eligible Shareholder Acceptance Period").

           (c) If any Eligible Shareholder fails-to elect to purchase all of such Proportionate Percentage of Shares pursuant to paragraph (b) above on a timely basis, or elects in writing not to do so, then within ten business days after the earlier to occur of (i) the expiration of the Eligible Shareholder Acceptance Period and (ii) receipt by the Company of either. written notices of election or nonelection from each Eligible Shareholder, the Company shall give written notice to the Eligible Shareholders, if any, that have accepted such offer with respect to all of their Proportionate Percentages of the Shares described in the Notice of Intention to Sell, setting forth the number of Shares remaining available for purchase pursuant to the Notice of Intention to Sell. Said Eligible Shareholders shall then have the right and option to elect to purchase the Shares so remaining available, in proportion to the respective numbers of Common Equivalent Shares owned by them, or in such other proportions as they may agree, at the purchase price and on the terms stated in the Notice of Intention to Sell, by delivery of a further written notice to the Company within ten business days after receipt of notice from the Company as aforesaid. Said Eligible Shareholders shall also have the right and option, exercisable by so specifying in such further written notice, to purchase any of such remaining Shares not purchased by such other Eligible Shareholders, in proportion to the respective numbers of Common Equivalent Shares owned by them, or in such other proportions as they may agree. The Company shall promptly notify the Selling Shareholder in writing of each notice of election received from Eligible Shareholders pursuant to paragraph (b) above or this paragraph (c).

           (d) If effective acceptances shall not be received pursuant to paragraphs (a), (b) and (c) above in respect of all he Shares subject thereto, then the Selling Shareholder may, at its election, either (i) rescind its original Notice of Intention o Sell, which rescission shall be effected by notice in writing delivered to each Eligible Shareholder which shall have elected to purchase and to the Company within five business days after the last date on which any Eligible Shareholder shall be entitled to make any election pursuant to paragraph (b) or (c) above, and sell all (but not less than all) of the Shares as originally proposed to be sold, or (ii) sell to the Company and the Eligible Shareholders such Shares which the Company and the Eligible Shareholders have elected to purchase pursuant to the foregoing provisions of this Section 3, and sell all (but not less than all) of the remaining Shares which were the subject of the Notice of Intention to Sell to an outside purchaser, at a purchase price and upon terms not more favorable to such purchaser than those stated in the original Notice of Intention to Sell, at any time within 60 business days after the last date on which any Eligible Shareholder shall be entitled to make any election pursuant to paragraph (b) or
(c) above. In the event any such remaining Shares are not sold by the Selling Shareholder during such 60 business-day period, the right of the Selling Shareholder to sell such Shares shall expire and such Shares shall again be subject to the restrictions contained in this Agreement and shall not thereafter be sold,, transferred, assigned, distributed, encumbered or otherwise disposed of except in compliance with the applicable provisions of this Agreement. Notwithstanding .the foregoing provisions of this Section 3, no Selling Shareholder shall have the right to sell to any outside purchaser any Shares which are included in a Notice of Intention to Sell if such Selling Shareholder did not at the time of giving such Notice of Intention to Sell have a good faith belief that the outside purchaser would purchase all of such Shares, at the price and on the terms contained in the Notice of Intention to Sell.

          SECTION 4. PAYMENT FOR SHARES. The closing of the sale and delivery of instruments representing Shares purchased and sold pursuant to Section 3 hereof, and payment therefor (the "Closing"), shall be held at a time and place designated by (i) the Company, if the Company has elected to purchase all of the Shares eligible to be purchased by the Company, then on the tenth business day after the date on which the Selling Shareholder receives notification that the Company intends to purchase all of such Shares, and (ii) in all other cases, on the tenth business day after the last day upon which Eligible Shareholders can elect to purchase Shares pursuant to Section 3. Any payment shall be made by certified or official bank check, payable to the order of the Selling Shareholder (or such Shareholder's legal representative, as the case may be), against delivery to the party purchasing such Shares of a certificate or instrument representing the Shares so sold, duly endorsed for transfer to such party or accompanied by a stock transfer power duly endorsed for transfer, with all signatures guaranteed and all requisite stock transfer taxes paid and stamps affixed.

          SECTION 5.  RIGHT TO PARTICIPATE IN CO-SALE.
 (a) Subject to the terms and conditions of the Fourth Amended and Restated Registration Rights Agreement, if any Shareholder, other than Nassau, (or group of Shareholders in a substantially simultaneous transaction) proposes to sell, exchange or in any other manner dispose of Shares (other than in a manner permitted by paragraph (b) or (c) of Section 2 above), then such Share holder or Shareholders, other than Nassau (the "Transferring Shareholder(s)"), shall give written notice (a "Co-Sale Notice") to the Company setting forth the terms and conditions of such proposed transaction. The Co-Sale Notice may be provided concurrently with or as part of the Notice of Intention to Sell. Upon receipt of such Co-Sale Notice, the Company shall promptly provide a copy of the Co-Sale Notice to each person or entity who or which was an Eligible Shareholder as of the date of the Company's receipt of such Co Sale Notice.

           (b) Each such Eligible Shareholder shall have the right, exercisable upon written notice to the Company within 20 business days after receipt by such Eligible Shareholder of such copy of the Co-Sale Notice, to participate in the proposed disposition of Shares with respect to those Shares as to which rights of the Company and the Eligible Shareholders pursuant to Section 3 hereof have not been exercised (the "Eligible Shares"), on the terms and conditions set forth in the Co-Sale Notice. Each Eligible Shareholder may participate with respect to all or any part of that number of the Common Equivalent Shares into which the Eligible Shares could then be converted or exercised, in an amount equal to the product obtained by multiplying (i) such number of Common Equivalent Shares, by (ii) a fraction, the numerator of which is the number of Common Equivalent Shares at the time owned by such Eligible Shareholder and the denominator of which is the total number of Common Equivalent Shares at the time owned by all persons or entities who or which were Shareholders as of the Company's receipt of the Co-Sale Notice.

           (c) If the proposed disposition is of Common Shares or referred Shares, then each Eligible Shareholder shall be entitled to (i) sell Common Shares or Preferred Shares, (ii) exercise the option under any Common Warrant to purchase Common Shares and sell such Common Shares, or (iii) exercise the option under any Series B Warrant to purchase Series B Shares and sell Common Shares issued upon conversion of such Series B Shares. If the Transferring Shareholder proposes to dispose of a Warrant, then each Eligible Shareholder shall be entitled, to sell, at such Shareholder's option, any form of Shares.

          (d) If the Eligible Shares are in a form different from the Shares as to which an Eligible Shareholder has properly exercised its co-sale rights pursuant to this Section 5 (the "Co-Sale Shares"), then, if the proposed purchaser does not agree to purchase such Co-Sale Shares in accordance herewith, as a condition to the transfer of the Eligible Shares by the Transferring Shareholder, the Transferring Shareholder shall purchase the Co-Sale Shares from the Eligible Shareholder. The price per Co-Sale Share at which the Co-Sale Shares shall be purchased shall be mutually agreed to by the Transferring Shareholder and the Eligible Shareholder. In the event that the parties cannot so agree, then the price for the Co-Sale Shares shall be the fair market value of the Co-Sale Shares determined by an independent investment banker appointed by the mutual agreement of the Transferring Shareholder and the Eligible Shareholder, and the costs of compensating such independent investment banker shall be borne equally by the Eligible Shareholder and the Transferring Shareholder; PROVIDED, HOWEVER, that if the Shares proposed, to be sold by the Transferring Shareholder are Preferred Shares, and the proposed purchase price for such Preferred Shares is less than the Liquidation Payment (as defined in the Amended and Restated Articles of Incorporation of the Company) that would then be payable with respect to such Preferred Shares if an event triggering the payment thereof were then to occur, then, notwithstanding any other provision contained herein, the Eligible Shareholder shall have no right to require the Transferring Shareholder to purchase the Co-Sale Shares, and the Transferring Shareholder shall have no obligation to purchase the Co-Sale Shares.

           (e) Each Eligible Shareholder participating in the proposed disposition shall deliver to the Company, as agent for such Eligible Shareholder, for delivery to the proposed acquiror, one or more certificates, properly endorsed for transfer or accompanied by stock transfer powers duly endorsed for transfer, with all stock transfer taxes paid and stamps affixed, which represent the number of Shares of Common Shares or Preferred, Shares that such Eligible Shareholder elects to dispose of pursuant to this Section 5. Except as expressly provided in this Section 5, the consummation of such proposed disposition shall be subject to the sole discretion of the Transferring Shareholder or Transferring Shareholders which shall have initially proposed the same, and such Transferring Shareholder or Transferring

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                                                                               8

Shareholders shall have no liability whatsoever to any Eligible Shareholder participating therein other than to obtain for such Eligible Shareholder the same terms and conditions as those obtained by such Transferring Shareholder or Transferring Shareholders, as set forth in the Co-Sale Notice or any amendment thereof communicated in the manner provided for in paragraph (a) above.

           (f) The stock certificate or certificates delivered by an Eligible Shareholder to the Company pursuant to Section 5(e) shall be delivered by the Company to the acquiror on behalf of such Eligible Shareholder in consummation of the disposition of Common Shares or Preferred Shares pursuant to the terms and conditions specified in Section 5, as the case may be, and the Company shall promptly thereafter remit to such Eligible Shareholder that portion of the proceeds of disposition to which such Eligible Shareholder is entitled by reason of its participation.

          (g) For purposes of this Section 5 only, "Eligible Shareholder" shall not include Nassau Capital or NAS; PROVIDED, HOWEVER, that if any proposed sale, exchange or other disposition by any Transferring Shareholder(s) and/or Nassau would result in a Change in Control (hereinafter defined) of the Company, then notwithstanding anything herein to the contrary, "Eligible Shareholder" and "Transferring Shareholder" shall he construed to include Nassau Capital and NAS. For purposes hereof, "Change in Control" shall mean any sale, exchange or other disposition of Shares by any Shareholder(s) in accordance with this Section 5 which results, or would result, in the transfer of ownership of more than fifty percent (50%) of the Common Shares on a Fully Diluted basis. For purposes hereof "Fully Diluted" shall mean, when used with reference to the Common Shares, at any date as of which the number of shares thereof is to be determined, all shares of Common Shares outstanding at such date increased by all common equivalent shares issuable at any time pursuant to any stock options, warrants, convertible securities, and any other security or instrument that could result in additional common shares being issued at any time in the future, outstanding on such date.

     SECTION 6. NASSAU RIGHT OF FIRST OFFER; (a) The Company hereby grants to Nassau and each of the permitted transferees of Nassau under Section 2(b) hereof the right to purchase all or any part of any future offering or placement (an "Eligible Offering") of any Common Shares or of any security convertible into or exchangeable for, or carrying rights or options to purchase or otherwise acquire, any Common Shares, or options to purchase any such security convertible into or exchangeable for, or carrying rights to purchase or otherwise acquire, Common Shares {the "Offered Securities"), other than in a Qualified Public Offering, or other than as provided in paragraph (c) below, in the manner and pursuant to the procedures set forth in paragraph (b) of this Section 6.

           (b) (i) The Company shall, before issuing or selling any Offered Securities pursuant to an Eligible Offering, give written notice thereof to Nassau specifying the type of security or securities (or rights or options in respect thereof) the Company desires to issue and/or sell and the aggregate proceeds that the Company desires to obtain therefrom. Nassau shall within 30 business days thereafter be entitled to offer to purchase all or any part of the Offered Securities at such price per share and pursuant to such other terms and conditions as specified in a written notice from Nassau to the Company (the "Nassau Offer"). The Company shall have 20 business days following receipt of the Nassau Offer to elect to accept the Nassau Offer in a written notice to Nassau. In the event that any such Nassau Offer is accepted by the Company, the Company shall sell to Nassau, and Nassau shall purchase from the Company, for the price per share and on such other terms set forth in the Nassau Offer, the Offered Securities that Nassau shall have offered to purchase (the "Nassau First Offer Purchase").

            (ii) Notwithstanding the foregoing, and subject to paragraph (iii) below, Nassau shall consult with Electra during the course of preparation of the Nassau Offer with respect to the terms and provisions of the Nassau Offer and shall provide at least 5 business days prior written notice to Electra of the closing of any Nassau First Offer Purchase and Electra shall be entitled to purchase from the Company, in lieu of Nassau, up to but not more than one-third (1/3) of the aggregate number of Offered Securities scheduled to be purchased by Nassau pursuant to the Nassau First Offer Purchase at the price per share and pursuant to all other terms applicable to the Nassau First Offer Purchase.

          (iii) If at any time the aggregate amount of consideration paid by Nassau and Electra for Offered Securities pursuant to Nassau First Offer Purchases equals or exceeds $10,000,000 (the "Cap"), then Nassau and Electra shall participate thereafter in any Nassau First Offer Purchase pro rata, based upon the percentage ownership of Shares after giving effect to all Nassau First Offer Purchases consummated prior to such date which do not in the aggregate exceed the Cap. If a Nassau First Offer Purchase is proposed to be consummated and the aggregate of all Nassau First Offer Purchases consummated prior to such date does not exceed the Cap but the consummation of such proposed Nassau First Offer Purchase would cause the Cap to be exceeded, then Nassau and, Electra shall purchase the Offered Securities in accordance with paragraph (ii) hereof until the Cap shall have been reached and shall purchase the remaining Offered. Securities subject to such Nassau First Offer Purchase pro rata in accordance with this paragraph (iii).

           (iv) If the Company rejects the Nassau Offer, then the Company shall have 60 business days from the date of the written rejection of the Nassau Offer within which to issue or sell all of the Offered Securities to any person or entity other than Nassau (a "Third Party") upon terms not more favorable to such Third Party and at a purchase price not less than 110% of the purchase price proposed in the Nassau Offer. In the event the Offered Securities are not sold by the Company during such 60 business-day period, the right of the Company to sell such Offered Securities to a Third Party shall expire and such Offered Securities shall again be subject to the restrictions contained in this Section 6 and shall not thereafter be issued or sold except in compliance with the provisions of this Section 6.

            (v) If the terms stated in the Nassau Offer involve consideration other than cash, the value of the non-cash consideration shall be determined by agreement of the Company and Nassau or, absent such agreement, by an appraiser mutually acceptable to the Company and Nassau, in which event the Company shall bear the entire costs of compensating such appraiser.

           (c) CERTAIN ISSUES OF SECURITIES EXCEPTED. Anything herein to the contrary notwithstanding, the Company shall not be required to grant to Nassau the right to purchase any securities described in Section 6(a) in connection with the issuance by the Company of:

             (i) up to an aggregate of [953,700] Common Equivalent Shares, or options to purchase the same, pursuant to the 1993 Decrane Aircraft Holdings, Inc. Share Incentive Plan;

           (ii) up to an aggregate of [205,000] of the Common Equivalent Shares, or options to purchase the same, for key employees of businesses acquired by the Company;

           (iii) Common Shares upon exercise of any presently outstanding Common Warrants, Series B Shares upon exercise of the Series B Warrants (or Common Shares upon conversion of such Series B Shares), or Common Shares upon conversion of presently outstanding Preferred Shares;

           (iv) up to an aggregate of 41,000 of the Common Equivalent Shares, or options to purchase the same, to directors (other than the directors elected pursuant to this Agreement); or

            (v) up to an aggregate of 2,500,000 Common Equivalent Shares, or options to purchase the same, in any merger or acquisition transaction to which the Company or any subsidiary is a party and in which such Common Equivalent Shares, or options to purchase the same, are issued only as a form of consideration to the third party engaged in such merger or acquisition transaction with the Company.

           SECTION 7. ADDITIONAL TRANSFER RESTRICTIONS. (a) Notwithstanding any provision in this Agreement to the contrary, (i) no Shareholder shall transfer, sell, assign, distribute, encumber, or otherwise dispose of any Shares
(A) to any third party in reliance on Section 2 hereof, if such third party. or any affiliate of such third party is engaged, directly or indirectly, whether as an owner or an employee, in a business that is similar to or in competition with the business of the Company, (B) if such transfer is prohibited by or is an event which constitutes, or with the passage of time or notice or both would constitute, an event of default under the Electra Securities Agreement, the Credit Agreement (as defined in the Electra Securities Agreement) or the Loan Agreement,. or any other loan agreement to which the Company may be a party from time to time, (C) unless the transferor provides, if required by the Company, an opinion of counsel satisfactory to the Company that such transfer is made in compliance with all applicable federal and state securities laws and regulations, and (D) unless the transferee and the Company (on behalf of itself and the other parties hereunto) execute and deliver a written instrument, in form and substance satisfactory to the Company, acknowledging the receipt of a copy of the provisions and restrictions contained in this Agreement and agreeing to comply herewith and he bound hereby, and (ii) without the consent of Electra,
R. Jack DeCrane ("DeCrane") shall not sell any Shares in reliance on Sections 3 or 5 of this Agreement until such time as the Company has paid the Notes (as defined in the Electra Securities Agreement) in full.

          (b) Any transfer, sale, assignment, distribution, encumbrance or other disposition, or any attempt to consummate the same, of any Shares in violation of any provision of this Agreement shall be void (a "Voided Transfer"), and the Company shall not record any such Voided Transfer on its books or treat any holder of such Shares as the owner of such Shares for any purpose.

           SECTION 8. BOARD OF DIRECTORS. (a) The Board of Directors of the Company as of the date hereof shall consist of six members and at no time shall
exceed nine members.   With respect to each of Brantley Venture Partners II,
L.P., a Delaware limited partnership ("Brantley"), DSV Partners IV, a New Jersey limited partnership ("DSV") and Nassau, as long as each of Brantley, DSV or Nassau owns not less than 5% of the Common Equivalent Shares, each shall be entitled to appoint one director. As long as DeCrane owns any Shares and is employed by the Company as its Chief Executive Officer, DeCrane shall be entitled to appoint one director. As long as Electra owns not less than 5% of the outstanding Common Equivalent Shares or holds any Notes (as defined in the Electra Securities Agreement), then Electra shall be entitled to appoint one director.

           (b) Directors not appointed by Brantley, DSV, Nassau, Electra or DeCrane as provided in Section 8(a) may be appointed only in accordance with this Section 8(b). Each of Brantley,

DSV, Nassau, Electra and DeCrane shall be entitled to vote for the appointment of additional directors pursuant to this Section 8(b), but only if such Shareholder would be entitled to appoint a director pursuant to Section 8(a) (i.e., only so long as they satisfy the ownership requirement and employment requirement, as applicable), and then only as follows:

          (i) if all five of such Shareholders are entitled to vote for the appointment of additional directors pursuant to this Section 8(b), then any such appointment shall require the affirmative votes of at least four of the five Shareholders;

           (ii) if four of the five such Shareholders are entitled to vote for the appointment of additional directors pursuant to this Section 8(b), then any such appointment shall require the affirmative votes of at least three of the four Shareholders entitled to vote;

          (iii) if three of the five such Shareholders are entitled to vote for the appointment of additional directors pursuant to this Section 8(b), then any such appointment shall require the affirmative votes of at least two of the three Shareholders entitled to vote;


          (iv) if one or two of the five such Shareholders are entitled to vote for the appointment of additional directors pursuant to this Section 8(b), then such appointment will require the affirmative votes of all of such Shareholders entitled to vote.


          (c) Each of the Shareholders of the Company shall take such actions as may be necessary or appropriate, including, without limitation, the voting of its or his Shares or any other voting securities of the Company, to give effect to the foregoing. For purposes of this Section 8, Shares of the Company held by individuals or entities which obtained such Shares pursuant to transfer from Brantley, DSV, Nassau or Electra pursuant to Section 2(b) or 2(c) hereof shall be deemed to he held by Brantley, DSV, Nassau or Electra, as the case may be. Notwithstanding the foregoing, if any of Brantley, DSV or Nassau no longer owns any Common Equivalent Shares, or Electra.no longer satisfies the ownership retirements of Section 8(a), as the result of a transfer permitted pursuant to Sections 2(b) or 2(c), the transferee(s) collectively shall be entitled to exercise any rights or powers granted to Brantley, DSV, Nassau or Electra in this Section 8 in the place and stead of Brantley, DSV, Nassau or Electra, as the case may be.

          (d) Subject to the applicable provisions of the Credit Agreement and the Electra Securities Agreement, the following matters shall be subject to the prior approval of each of the directors appointed individually by Electra and Nassau and one of the two directors appointed individually by Brantley and DSV pursuant to Section 8(a), and the Company shall take no action with respect to such matters without their approval; provided, that if less than four directors are entitled to be appointed individually by Brantley, DSV, Nassau and Electra pursuant to Section 8(a), then the unanimous consent of all directors so individually appointed shall be required for:

          (i) the acquisition of any assets, capital stock or other interest in another business or company,

          (ii) the disposition of any division or subsidiary of the Company,

          (iii) the sale, lease, transfer, mortgage, pledge or encumbrance of any assets of the Company which exceeds $500,000.00 in any fiscal year;

          (iv) the incurrence of debt by the Company which exceeds $500,000.00 in any fiscal year (to the extent not inconsistent with his or her fiduciary duties as a director, the director appointed individually by Electra shall not withhold his or her consent to the incurrence of any debt described in clause (ii) or clause (iii) of Section 7B of the Electra Securities Agreement),

          (v) the merger or consolidation of the Company with or into another entity;

          (vi) any amendment to the Company's Amended and Restated Articles of Incorporation, Code of Regulations or this Agreement; and

          (vii) the issuance of any of the Company's stock (except as a result of the exercise or conversion of currently outstanding warrants, convertible securities or options, including options currently outstanding under the Company's employee stock option plan).

           (e) Subject to the applicable provisions of the Credit Agreement and the Electra Securities Agreement, the following matters shall be subject to the prior approval of three of the four directors appointed individually by Brantley, DSV, Nassau and Electra pursuant to Section 8(a), and the Company shall take no action with respect to such matters without their approval; provided, that if less than four directors are entitled to be appointed individually by Brantley, DSV, Nassau and Electra pursuant to Section 8(a), then the unanimous consent of all directors so individually appointed shall be required for:

          (i) except as set forth above, the election or appointment of any director of the Company, or any wholly owned subsidiary; and

          (ii) the election, appointment or hiring of officers of the Company and chief operating officers of the Company's subsidiaries and the terms of their service in such position, including but not limited to their compensation and term of service.

           SECTION 9. VOTING RIGHTS. To the extent permitted by applicable law, each Shareholder shall be entitled to vote all Common Equivalent Shares held by such Shareholder on any matters upon which the holders of Common Shares are entitled to vote.

           SECTION 10. LEGEND ON STOCK CERTIFICATES. All certificates representing Shares now or hereafter held by any Shareholder shall be endorsed with a legend reading as follows until such time as the Shares represented thereby are no longer subject to the provisions hereof:

          "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT DATED AS OF SEPTEMBER 18, 1996 AMONG DECRANE AIRCRAFT HOLDINGS, INC. AND CERTAIN HOLDERS OF THE THEN OUTSTANDING CAPITAL STOCK OF SUCH CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF DECRANE AIRCRAFT HOLDINGS, INC."

Upon execution of this Agreement, instruments for Shares presently held by Shareholders shall be surrendered to the Company, and such instruments shall be endorsed with said legend and returned to the appropriate shareholder.

           SECTION 11. DURATION OF AGREEMENT. This Agreement shall terminate upon the first to occur of (i) a Qualified Public Offering and (ii) with respect to each Shareholder, when such Shareholder ceases to own any Shares; PROVIDED, HOWEVER, that notwithstanding the occurrence of a Qualified Public Offering, the provisions of Section 6 and Sections 8(a) and 8(c) hereof shall continue in full force and effect with respect to each Shareholder for so long as such Shareholder continues to own 5% or more of the Common Equivalent Shares.

           SECTION 12. REPRESENTATIONS AND WARRANTIES. Each Shareholder severally represents and warrants to the Company and the other parties hereto as follows:

           (a) The execution, delivery and performance of this Agreement by such party will not violate any provision of law, any order of any court or other agency of government, or any provision of any indenture, agreement or other instrument to which such party or any of such party's properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of such party, except as contemplated hereby, by the Credit Agreement and by the Electra Securities Agreement.

           (b) This Agreement has been duly executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws and principles of equity affecting creditors' rights and remedies generally.

           SECTION 13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of law rules.

           SECTION 14. BENEFITS OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns, heirs, executors, administrators and legal representatives, whether so expressed or not. All or any portion of the rights of Eligible Shareholders to purchase Shares in accordance with the provisions of this Agreement may be transferred to the Company, if the affected Eligible Shareholder shall so consent and if the Company may legally exercise such rights and the Board of Directors of the Company shall approve the transfer of such rights as being in the best interests of the Company and its shareholders.

           SECTION 15. NOTICES. All notices, requests, consents and other communications shall be in writing delivered in person or by facsimile or duly sent by first class registered or certified mail, postage prepaid, addressed as follows:

           (a) if to the Company, at 155 Montrose West Avenue, Suite, 210, Copley, Ohio 44321, facsimile number: (216) 668-2518, Attention: Chief Executive Officer; and

           (b) if to any other party, to such other party at his or its respective addresses and facsimile numbers set forth in Schedule I attached hereto, or, in any such case, at such other address, addresses, facsimile number or numbers as shall have been designated by notice in writing by such party to the others. Each party agrees to have at all times an address and a facsimile number for notices hereunder.

 All such notices and communications shall be deemed to have been received (i) in the case of personal or facsimile delivery, on the date of such delivery and (ii) in the case of mailing, on the fifth business day following such mailing.

           SECTION 16. MODIFICATION. Except as otherwise provided herein, neither this Agreement nor any provision hereof can be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom the enforcement of any modification, change, discharge or termination is sought.

           SECTION 17. ENTIRE AGREEMENT. This Agreement, together with the Fourth Amended and Restated Registration Rights agreement, constitutes the entire agreement among the undersigned with respect to matters or understandings involving the ownership, control or disposition of their Shares and supersedes in its entirety any and all prior agreements or understandings, oral or written, among any or all of the undersigned relating to such ownership, control or disposition, including, without limitation, the Amended and Restated Shareholders Agreement, the Second Amended and Restated Shareholders Agreement and the Third Amended and Restated Shareholders Agreement.

           SECTION 18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be in original, but all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Company and the parties hereto have executed this Fourth Amended and Restated Shareholders Agreement as of the day and year first above written.

                         DeCRANE AIRCRAFT HOLDINGS, INC.

                         By:  /s/ R. Jack DeCrane
                              -----------------------------------------
                              R. Jack DeCrane, Chief Executive 0fficer

                         BANC ONE CAPITAL PARTNERS, L.P.

                         By:
                              -----------------------------------------
                         BRANTLEY VENTURE PARTNERS II, L.P.

                         By:  Brantley Venture Management II,
                                L.P., its general partner

                              By:  Pinkas Family Partners, L.P., its general
                                        partner

                         By:    /s/ Robert P. Pinkas
                              -----------------------------------------
                              Robert P. Pinkas General Partner

                              /s/ R. Jack DeCrane
                              -----------------------------------------
                         R. JACK DeCRANE, in his individual capacity

                         DSV PARTNERS, IV

                         By:  DSV Management, Ltd.

                              By: /s/ John K. Clarke
                              -----------------------------------------
                                  John K. Clarke General Partner

                                        ELECTRA INVESTMENT TRUST, P.L.C.

                                        By:
                                            ---------------------------------
                                        Its:
                                            ---------------------------------

                                        INTERNATIONALE NEDERLANDEN (U.S.)
                                        CAPITAL CORPORATION

                                        By:  /s/ [ILLEGIBLE]
                                            ---------------------------------
                                        Its:   Senior Associate
                                            ---------------------------------

                                        ELECTRA ASSOCIATES, INC.

                                        By:
                                            ---------------------------------
                                        Its:
                                            ---------------------------------

                                        THE PROVIDENT BANK

                                        By:  /s/ [ILLEGIBLE]
                                            ---------------------------------
                                        Its: Vice President
                                            ---------------------------------

                                        NASSAU CAPITAL PARTNERS L.P.

                                        By:  NASSAU CAPITAL L.L.C.
                                             General Partner

                                        By: /s/ [ILLEGIBLE]
                                            ---------------------------------
                                        Its: Member
                                            ---------------------------------

                                        NAS PARTNERS I L.L.C.

                                        By: /s/ [ILLEGIBLE]
                                            ---------------------------------
                                        Its: Member
                                            ---------------------------------